UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2013 (September 13, 2013)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 301

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 13, 2013, PVR Partners, L.P. (the “Partnership”), PVR GP, LLC (the “General Partner”) and PVR Finco LLC (“Finco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of an aggregate of 5,500,000 common units representing limited partner interests in the Partnership (the “Firm Units”). The Partnership granted the underwriter a 30-day option to purchase up to an additional 825,000 common units (the “Option Units” and, together with the Firm Units, the “Units”). The Firm Units to be sold in the Offering and the Option Units that may be sold in the Offering if the Underwriter exercises its option were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-187757), which became effective upon filing by the Company with the Securities and Exchange Commission on April 5, 2013). The closing of the sale of the Firm Units in the Offering is expected to occur on September 18, 2013, subject to the satisfaction of customary closing conditions. Legal opinions relating to the Units are filed as Exhibits 5.1 and 8.1 hereto.

The Partnership, the General Partner and Finco have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make for these liabilities.

The immediate use of the net proceeds from the sale of the Firm Units in the Offering of approximately $124.5 million, after deducting underwriting discounts and commissions and estimated expenses, will be to repay a portion of the borrowings outstanding under the Partnership’s revolving credit facility (the “Revolver”). The immediate use of the net proceeds from any sale of the Option Units in the Offering (approximately $18.7 million if the Underwriter exercises its option in full), will be to repay a portion of the borrowings outstanding under the Partnership’s Revolver. The Partnership anticipates that it will re-borrow from time to time amounts repaid under the Partnership’s Revolver for general partnership purposes.

An affiliate of the Underwriter is a lender under the Partnership’s Revolver and, accordingly, will receive a portion of the net proceeds from the Offering a result of the repayment of a portion of the borrowing’s outstanding under the Partnership’s Revolver.

The Underwriter and its affiliates have provided in the past, and may provide in the future, to the Partnership and its affiliates in the ordinary course of their business certain financial advisory, commercial banking and/or investment banking services, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Partnership’s debt or equity securities or loans.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated September 13, 2013, among PVR Partners, L.P., PVR GP, LLC, PVR Finco LLC and Barclays Capital Inc.

5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the common units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PVR PARTNERS, L.P.

	By:	PVR GP, LLC
Its General Partner

Dated: September 17, 2013

	By:	/s/ BRUCE D. DAVIS, JR.
		Name:	Bruce D. Davis, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 13, 2013, among PVR Partners, L.P., PVR GP, LLC, PVR Finco LLC and Barclays Capital Inc.

5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the common units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1)